Exhibit 10.3

EXECUTION COPY

TRANSFER AGREEMENT

between

SILVERLEAF RESORTS, INC.

AND

SILVERLEAF FINANCE VII, LLC

DATED AS OF JUNE 1, 2010

TRANSFER AGREEMENT

This TRANSFER AGREEMENT (this “Agreement”), dated as of June 1, 2010, is between Silverleaf Resorts, Inc., a Texas corporation (the “Originator”) and Silverleaf Finance VII, LLC, a Delaware limited liability company (the “Issuer”), and their respective permitted successors and assigns.

W I T N E S S E T H:

WHEREAS, the Issuer has been established as a bankruptcy-remote entity for the purpose of acquiring (i) a certain pool of timeshare loans (the “Mortgage Loans”) each evidenced by a promissory note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit, (ii) a pool of timeshare loans (the “Oak N’ Spruce Loans”), each evidenced by a purchase and finance agreement (a “Finance Agreement”) for the purchase of a certificate of beneficial interest in the Oak N’ Spruce Resort Trust evidencing the right of the owner thereof to use and occupy a fixed unit at Oak N’ Spruce Resort at a fixed period of time (the Mortgage Loans and Oak N’ Spruce Loans, together, the “Timeshare Loans”), (iii) any Qualified Substitute Timeshare Loans and (iv) all Related Security in respect of the Timeshare Loans and Oak N’ Spruce Loans.  A “Timeshare Property” shall consist of (i) in the case of a Mortgage Loan, a fractional fee simple timeshare interest in a residential unit (a residential timeshare unit herein referred to as a “Unit”) in a Resort or (ii) in the case of an Oak N’ Spruce Loan, a certificate of beneficial interest (“Oak N’ Spruce Certificate”) in the Oak N’ Spruce Resort Trust.  The Timeshare Loans, Timeshare Properties, Mortgage Note, any Related Security and other conveyed property related thereto and additional collateral, in each case conveyed hereunder, collectively, are the “Transferred Assets.”

WHEREAS, on June 8, 2010 (the “Closing Date”) and on each Transfer Date, the Issuer intends to pledge such Transferred Assets acquired thereby to Wells Fargo Bank National Association, as indenture trustee (in such capacity, the “Securitization Indenture Trustee”), custodian (in such capacity, the “Securitization Custodian”) and backup servicer, pursuant to an indenture, dated as of June 1, 2010 (the “Securitization Indenture”), by and among the Issuer, Silverleaf Resorts, Inc., in its capacity as servicer (the “Securitization Servicer”) and the Securitization Indenture Trustee, to secure the Issuer’s (i) 5.36% Timeshare Loan-Backed Notes, Series 2010-A, Class A Notes, (ii) 8.00% Timeshare Loan-Backed Notes, Series 2010-A, Class B Notes, and (iii) 10.00% Timeshare Loan-Backed Notes, Series 2010-A, Class C Notes (collectively, the “Securitization Notes”);

WHEREAS, proceeds from the sale of the Securitization Notes will be used by the Issuer, in part, to (i) pay the Originator the purchase price for the Timeshare Loans and (ii) pay certain expenses incurred in connection with the issuance of the Securitization Notes.

WHEREAS, the Originator will derive an economic benefit from the transfer hereunder of the Timeshare Loans to the Issuer.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

SECTION 1.           Definitions; Interpretation. Capitalized terms used herein but not defined herein shall have the respective meanings specified in “Standard Definitions” attached hereto as Annex A.

SECTION 2.           Acquisition of Timeshare Loans.

(a)            Initial Timeshare Loans.

(i)             Effective as of the Closing Date, but subject to the terms and conditions of this Agreement (including, without limitation, subsection (f) below), the Originator hereby sells (“Sells,” “Sale” or “Sold”) or contributes (“Contribute” or “Contribution”) (in each case to the extent described in subsection (f) below) and otherwise transfers, assigns, and conveys to the Issuer, without recourse (except for Defective Timeshare Loans to the extent specifically provided herein), and the Issuer hereby agrees to purchase or accept a contribution of (in each case to the extent described in subsection (f) below) and otherwise acquires, all right, title and interest of the Originator in and to the Timeshare Loans included on the schedule delivered to the Issuer on the Closing Date (as further described in subsection (g) below), together with the Timeshare Properties, Related Security and other conveyed property related thereto.  In connection with the initial transfer, the Originator shall transfer, or cause the deposit, into the Lockbox Account of all amounts received by the Originator on account of such Timeshare Loans, Timeshare Properties, Related Security and other conveyed property related thereto and additional collateral hereunder due on and after the Initial Cut-Off Date within two (2) Business Days of the receipt thereof.

(ii)            The Originator hereby acknowledges that each sale, contribution and conveyance to the Issuer hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Originator.

(b)           Reserved.

(c)           Delivery of Timeshare Loan Documents.  In connection with the sale, transfer, contribution, assignment and conveyance of any Timeshare Loans hereunder, the Issuer hereby directs the Originator and the Originator hereby agrees to deliver or cause to be delivered to the Securitization Custodian, all related Timeshare Loan Files and to the Securitization Servicer all related Timeshare Loan Servicing Files.

(d)           Collections.  The Originator shall deposit or cause to be deposited all collections in respect of the Timeshare Loans received by the Originator or any of its Affiliates on and after the related Cut-Off Date in the Lockbox Account.

(e)           Limitation of Liability.  None of the Issuer or any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan.  No such obligation or liability is intended to be assumed by the Issuer, the Originator or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

(f)            Purchase Price/Capital Contribution.  The price paid for Timeshare Loans, Timeshare Properties, Related Security and other conveyed property related thereto and additional collateral which are Sold hereunder shall be the Timeshare Loan Acquisition Price with respect thereto.  Such Timeshare Loan Acquisition Price shall be paid by means of an immediate cash payment to the Originator by wire transfer on the applicable conveyance date to an account designated by the Originator on or before such conveyance date or by means of proper accounting entries being entered upon the accounts and records of the Originator and the Issuer on the applicable conveyance date.  To the extent that the cash amount received for any Timeshare Loans, Timeshare Properties, Related Security and other conveyed property related thereto and additional collateral Sold by the Originator to the Issuer hereunder is less than the Timeshare Loan Acquisition Price of such property at the time of the applicable Sale, the shortfall shall be deemed to have been Contributed by the Originator to the capital of the Issuer on the applicable conveyance date.

(g)            Schedule of Timeshare Loans.  Upon the Originator’s Sale or Contribution of the Timeshare Loans, Timeshare Properties, Related Security and other conveyed property related thereto and additional collateral to the Issuer, the Originator shall deliver a Schedule of Timeshare Loans, Timeshare Properties, Related Security and other conveyed property related thereto and additional collateral, which schedule shall be attached hereto as Schedule III and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3.           Intended Characterization, Grant of Security Interest. It is the intention of the parties hereto that the transfers of Timeshare Loans to be made pursuant to the terms hereof  shall constitute a sale and/or contribution and an absolute assignment by the Originator to the Issuer and not a loan secured by the Timeshare Loans.  In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale and/or contribution, it is the intention of the parties hereto that the Originator shall be deemed to have granted and does hereby grant to the Issuer as of the date hereof a first priority perfected security interest in all of Originator’s right, title and interest in, to and under the Transferred Assets specified in Section 2 hereof and that with respect to such conveyance, this Agreement shall constitute a security agreement under applicable law.  In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement  shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”).  In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

The characterization of the Originator as “debtor” and the Issuer as “secured party” in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale and/or contribution to the Issuer of such Originator’s entire right, title and interest in and to the Transferred Assets.

Each of the Originator, the Issuer and any of their Affiliates hereby agrees to make the appropriate entries in its general accounting records and to indicate that the Timeshare Loans have been transferred to the Issuer.

SECTION 4.           Conditions Precedent to Acquisition of Timeshare Loans by the Issuer. The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

(a)            All representations and warranties of the Originator contained in Section 5 and in Schedule I hereof, and all information provided in the Schedule of Timeshare Loans related thereto shall be true and correct as of the Closing Date or the Transfer Date, as applicable, and the Originator shall have delivered to the Issuer, the Securitization Indenture Trustee and UBS Securities LLC (the “Initial Purchaser”) an officer’s certificate (the “Officer’s Certificate”) to such effect.

(b)            On or prior to the Closing Date or a Transfer Date, as applicable, the Originator shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Securitization Custodian and the Securitization Custodian shall have delivered a receipt therefore pursuant to the Custodial Agreement, (ii) the Timeshare Loan Servicing Files to the Securitization Servicer, and (iii) all documents and certifications required pursuant to the terms of the Custodial Agreement and the Escrow and Closing Agreement.

(c)            The Originator shall have delivered or shall have caused to be delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Originator or performed or caused to be performed all other obligations required to be performed as of the Closing Date or Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Issuer or the Securitization Indenture Trustee to establish and preserve the right, title and interest of the Issuer or the Securitization Indenture Trustee, as the case may be, in the related Timeshare Loans.

(d)            On or before the Closing Date, the Issuer, the Securitization Servicer, the Backup Servicer and the Securitization Indenture Trustee shall have entered into the Securitization Indenture.

(e)            The Securitization Notes shall be issued and sold on the Closing Date, and the Issuer shall receive the full consideration due it upon the issuance of the Securitization Notes, and the Issuer shall have applied such consideration to the extent necessary, to pay that certain price (the “Timeshare Loan Acquisition Price”) for each Timeshare Loan, except to the extent that the Originator has made a Contribution to the Issuer pursuant to Section 2(f).

(f)             Each Timeshare Loan conveyed on a Transfer Date in accordance with Section 6(a) hereof shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Securitization Indenture for substitution of Timeshare Loans shall have been satisfied.

(g)            The Issuer shall have received such other certificates and opinions as it shall reasonably request.

SECTION 5.            Representations and Warranties and Certain Covenants of the Originator.

(a)            The Originator represents and warrants to the Issuer and the Securitization Indenture Trustee for the benefit of the Securitization Noteholders, as of the Closing Date (with respect to the Timeshare Loans transferred on the Closing Date) as follows:

(i)             Due Incorporation; Valid Existence; Good Standing. It is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other related documents (the “Transaction Documents”) to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(ii)            Possession of Licenses, Certificates, Franchises and Permits. It holds all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, except where the failure to hold such licenses, certificates, franchises and permits would not materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(iii)           Corporate Authority and Power. It has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder.

(iv)           Authorization, Execution and Delivery Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by it have been duly authorized, executed and delivered by it and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of it and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)            No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its articles of incorporation or bylaws, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to it or its properties or by which it or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which it or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(vi)           Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of it is required which has not been obtained in connection with the authorization, execution, delivery or performance by it of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Timeshare Loans and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.

(vii)          Defaults. It is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(viii)         Insolvency. It is solvent and will not be rendered insolvent by the transfer of Timeshare Loans hereunder.  On and after the Closing Date, it will not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

(ix)            Pending Litigation or Other Proceedings. Other than as described in the Offering Circular, there is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), its business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement including, without limitation, its ability to foreclose or otherwise enforce the Liens of the Timeshare Loans, or (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property.

(x)             Information. No document, certificate or report furnished or required to be furnished by or on behalf of it pursuant to this Agreement or any other Transaction Document, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made.  There are no facts known to it which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, its financial condition or assets or business, or which may impair its or the Originator’s ability to perform its respective obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on its behalf pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(xi)            Foreign Tax Liability. It is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

(xii)           No Deficiency Accumulation. To the Originator’s Knowledge:  (i) with respect to plan years beginning prior to January 1, 2008, neither the Originator nor any of its Commonly Controlled Affiliates (as defined below) has any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any Employee Pension Benefit Plan (as defined below), and no event has occurred or circumstance exists that may result in any accumulated funding deficiency as of the last day of any plan year beginning before January 1, 2008 of any such plan; (ii) with respect to plan years beginning after December 31, 2007, neither the Originator nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, and no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan; (iii) the Originator and each of its Commonly Controlled Affiliates has no outstanding liability for any undisputed contribution required under any Originator Multiemployer Plan (as defined below); and (iv) the Originator and each of its Commonly Controlled Affiliates has no outstanding liability for any disputed contribution required under any Originator Multiemployer Plan that either individually or in the aggregate could cause a material adverse effect on the Originator or any of its Commonly Controlled Affiliates. To the Originator’s Knowledge: (a) neither the Originator nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) and (b) no event has occurred or circumstance exists that could result in any Withdrawal Liability. To the Originator’s Knowledge, neither the Originator nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Originator Multiemployer Plan. For purposes of this subsection, “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Originator that would be considered a single employer with the Originator under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, that is sponsored, maintained or contributed to by the Originator or any of its Commonly Controlled Affiliates (other than an Originator Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Originator Multiemployer Plan” means a Multiemployer Plan to which the Originator or any of its Commonly Controlled Affiliates contributes or in which the Originator or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of the Originator or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

(xiii)          Taxes. It has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Issuer or any of its subsequent assignees.  It knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.  It shall pay all such taxes, assessments and governmental charges when due.

(xiv)         Place of Business. The principal place of business and chief executive office where it keeps its records concerning the Timeshare Loans will be 1221 Riverbend Drive, Suite 120, Dallas, Texas 75247 (or such other place specified by it by written notice to the Issuer and the Securitization Indenture Trustee).  It is a corporation formed under the laws of the State of Texas.

(xv)          Securities Laws. It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by it or the Originator to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

(xvi)         Oak N’ Spruce Loans.  With respect to Timeshare Loans that are Oak N’ Spruce Loans:

(A)           The Oak N’ Spruce Trust is a trust duly, formed, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts. The Oak N’ Spruce Trust is authorized to transact business in no other state;

(B)           It possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Finance Agreement;

(C)           It holds all right, title and interest in and to all of the Timeshare Properties related to the Oak N’ Spruce Loans solely for the benefit of the beneficiaries referred to in, and subject in each case to the provisions of, the Finance Agreement and the other documents and agreements related thereto;

(D)           There are no actions, suits, proceedings, orders or injunctions pending against the Oak N’ Spruce Trust or Oak N’ Spruce Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expect to have a material adverse effect on the Trust Estate or the Oak N’ Spruce Trustee’s ability to perform its obligations under the Trust Documents;

(E)            Neither the Oak N’ Spruce Trust nor the Oak N’ Spruce Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise);

(F)           All ad valorem taxes and other taxes and assessments against the Oak N’ Spruce Trust and/or its trust estate have been paid when due and neither the Originator nor the Oak N’ Spruce Trustee knows of any basis for any additional taxes or assessments against any such property.  The Oak N’ Spruce Trust has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Finance Agreement);

(G)           The Oak N’ Spruce Trust and the Oak N’ Spruce Trustee are in compliance with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Finance Agreement except where the failure to comply herein would not materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans;

(H)           It shall continue to control and manage the Oak N’ Spruce Trust, and Originator shall not take any action to cause the Oak N’ Spruce Trustee to control or manage the Oak N’ Spruce Trust;

(I)             The Oak N’ Spruce Trustee is a wholly-owned subsidiary of it and is controlled by it.  It shall cause Silverleaf Berkshires, Inc. to remain the Oak N’ Spruce Trustee and a wholly-owned subsidiary of it, and it shall maintain the existence of Silverleaf Berkshires, Inc. as a Texas corporation, with all the requisite corporate powers and authority as exists on the Closing Date; and

(J)             It shall comply, and shall cause the Oak N’ Spruce Trustee to comply, with all the terms and conditions of the Oak N’ Spruce Trust Agreement and all other related documents.

(xvii)        Servicing.  It is the initial Servicer and has been servicing the Timeshare Loans in accordance with the Servicing Standard.

(xviii)       Certified Copy of Contract for Sale.  It represents and warrants that each Contract for Sale contained in a Timeshare Loan File is a true, correct and accurate copy of the original Contract for Sale.

(xix)          Transactions in Ordinary Course.  The transactions contemplated by this Agreement are in its ordinary course of business.

(xx)           Name. Its legal name is as set forth in the signature page of this Agreement and it does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(xxi)          No Conveyance.  It agrees not to convey and to ensure no party under its control conveys any interest in a Resort relating to a Timeshare Loan without obtaining Rating Agency Confirmation if such conveyance is reasonably likely to have a material adverse affect on the Securitization Noteholders.

(xxii)         Timeshare Loan Documents.  It represents and warrants that all of the documents evidencing each of the Timeshare Loans are identical in all material respects to the form determined to be valid, binding and enforceable in the applicable state by the corresponding local counsel opinion issued by (I) Weinstock & Scavo, P.C., dated as of June 8, 2010 , pertaining to Georgia law matters, (II) Bulkley, Richardson and Gelinas, LLP, dated as of June 8, 2010, pertaining to Massachusetts law matters, (III) Stinson Morrison Hecker LLP, dated as of June 8, 2010, pertaining to Missouri law matters, (IV) Mayer Brown LLP, dated as June 8, 2010, pertaining to Illinois law matters, (V) Meadows, Collier, Reed, Cousins, Crouch & Ungerman L.L.P., dated as June 8, 2010, pertaining to Texas law matters, and (VI) Holland and Knight LLP, dated as of June 8, 2010, pertaining to Florida law matters (collectively, the “Local Counsel Opinions”).

(xxiii)        Timeshare Marketing Materials and Disclosure Statements.  It represents and warrants that it has provided each of the law firms issuing the Local Counsel Opinions all of the existing marketing materials and disclosure statements in connection with the respective Resort.  Moreover, no other marketing materials and disclosure statements exist except for those provided to the respective law firm issuing the Local Counsel Opinion.

(xxiv)        Local Counsel Opinions.  The facts regarding the Originator, the Resorts, the Timeshare Loans and related matters set forth or assumed in the Local Counsel Opinions are true and correct in all material respects.

(xxv)         Bankruptcy Opinion.  The facts regarding the Originator, the Issuer, the Resorts, the Timeshare Loans and related matters set forth or assumed in the opinion issued by Baker & McKenzie LLP dated as of June 8, 2010 pertaining to bankruptcy law matters are, and shall continue to be so long as the Securitization Notes are outstanding, true and correct in all material respects.

(xxvi)        Custodial Files.  It shall, on or prior to the Closing Date and each Transfer Date, have delivered or caused the delivery to the Securitization Custodian a Timeshare Loan File for each Timeshare Loan, which Timeshare Loan File shall be complete and verified by the Securitization Custodian in accordance with the Custodial Agreement.

(xxvii)       Escrow Documents.  It shall, on or prior to the ninetieth day following the Closing Date and each Transfer Date, as applicable, deliver or cause the delivery to the Securitization Custodian of the following:  (I) with respect to each Mortgage Loan and pre-July 2004 Oak N’ Spruce Loan listed on the related Schedule of Mortgage Loans, an original recorded Assignment of Mortgage (which may be a part of a blanket assignment of more than one Mortgage Loan or pre-July 2004 Oak N’ Spruce Loan), showing a complete chain of title from Originator to the Securitization Indenture Trustee on behalf of the Securitization Noteholders signed by an Authorized Officer of the Originator and each intervening party with evidence of proper recordation or evidence from a third party that submitted such assignment for recording that such assignment has been submitted for recordation; (II) with respect to each post-July 2004 Oak N’ Spruce Loan listed on the related Schedule of Oak N’ Spruce Loans, a file-stamped Oak N’ Spruce Financing Statement evidencing the security interest of the Securitization Indenture Trustee and its assigns by naming the Obligor with respect to the related post-July 2004 Oak N’ Spruce Loan as debtor, naming the Originator as secured party/assignor, and by naming the Securitization Indenture Trustee on behalf of the Securitization Noteholders as the secured party/assignee (or, in the alternative, in the form of an electronic spreadsheet submitted to the Securitization Custodian directly by a third party service company listing the filing number, date of filing, debtor and secured party and accompanied by a certification of filing by the third party service company); (III) with respect to each Mortgage Loan and pre-July 2004 Oak N’ Spruce Loan listed on the related Schedule of Prior Secured Party’s Collateral, an original recorded Reassignment of Mortgage (which may be a part of a blanket reassignment of more than one Mortgage Loan or pre-July 2004 Oak N’ Spruce Loan), showing a complete chain of title from the Prior Secured Party to the Originator to the Securitization Indenture Trustee on behalf of the Securitization Noteholders signed by an Authorized Officer of the Prior Secured Party, the Originator, Issuer and each intervening party with evidence of proper recordation or evidence from a third party that submitted such assignment for recording that such assignment has been submitted for recordation; (IV)(a) with respect to each pre-July 2004 Oak N’ Spruce Loan listed on the related Schedule of Prior Secured Party’s Collateral, a file-stamped Oak N’ Spruce Financing Statement Amendment evidencing the security interest of the Securitization Indenture Trustee and its assigns by naming the Obligor with respect to the related pre-July 2004 Oak N’ Spruce Loan as debtor, the Securitization Indenture Trustee on behalf of the Securitization Noteholders as the secured party/assignee, and the Prior Secured Party as the assignor, and (b) with respect to each post-July 2004 Oak N’ Spruce Loan listed on the related Schedule of Prior Secured Party’s Oak N’ Spruce Loans, a file-stamped Oak N’ Spruce Financing Statement Amendment evidencing the security interest of the Securitization Indenture Trustee and its assigns by naming the Obligor with respect to the related post-July 2004 Oak N’ Spruce Loan as debtor, the Securitization Indenture Trustee on behalf of the Securitization Noteholders as the secured party/assignee, and the Prior Secured Party as the assignor (or, with respect to clauses (IV)(a) and (b) hereof, such Oak N’ Spruce Financing Statement Amendment may be delivered in the form of an electronic spreadsheet submitted to the Securitization Custodian directly by a third party service company listing the filing number, date of filing, debtor and secured party and accompanied by a certification of filing by the third party service company); and (V) all other recorded and/or filed documents provided under the Escrow Agreement.

(xxviii)      Prior Secured Parties’ Documents.  In accordance with the Escrow Agreement, it shall deliver or cause the delivery to the Escrow Agent of the Paydown Letters, Direction Letters, Prior Secured Party Allonges and any other documents required in respect of each of the Prior Secured Parties.

(xxix)        Title Policies.  In accordance with the Escrow Agreement, it shall deliver or cause the delivery of the Title Policies (as defined in the Escrow Agreement) within 90 days of the Closing Date and each Transfer Date, as applicable.

(b)           The Originator hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Issuer and its assignees as of the Closing Date (with respect to each Timeshare Loan transferred on the Closing Date).

(c)            It is understood and agreed that the representations, warranties and covenants set forth in this Section 5 shall survive the (i) transfer of each Timeshare Loan to the Issuer and (ii) the subsequent pledge of such Timeshare Loans and rights and remedies hereunder to the Securitization Indenture Trustee on behalf of the Securitization Noteholders and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof.  The Originator acknowledges that it has been advised that the Issuer intends to pledge, transfer, assign and convey all of its right, title and interest in and to each Timeshare Loan and its rights and remedies under this Agreement to the Securitization Indenture Trustee on behalf of the Securitization Noteholders.  The Originator agrees that, upon any such assignment, the Securitization Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Originator may have under this Agreement) all rights and remedies hereunder.

(d)            With respect to any representations and warranties contained in Section 5 which are made to the Originator’s Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) below.

SECTION 6.           Repurchases and Substitutions.

(a)            Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties.  Upon the receipt of notice by the Originator of a breach of any of its respective representations and warranties (as of the date on which such representation or warranty was made) or covenants in Section 5 which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer therein, the Originator shall within 60 days of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or covenant to be breached or either (i) repurchase the Issuer’s or its assignee’s interest in such related defective Timeshare Loan (the “Defective Timeshare Loan”) from the Issuer or its assignee at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any.

(b)            Repurchase of Upgraded Timeshare Loans.  With respect to any Upgraded Timeshare Loan in the pool of Timeshare Loans that have been conveyed to the Issuer under this Agreement or the Loan Sale Agreement (the “Timeshare Loan Pool”), on any date, the Originator shall prepay such Upgraded Timeshare Loan on behalf of the related Obligor by depositing the related Repurchase Price in the Collection Account as set forth in Section 4.5(e) of the Indenture.

(c)            Optional Purchases of Defaulted Timeshare Loans. With respect to any Timeshare Loan that has become a Defaulted Timeshare Loan in the Timeshare Loan Pool, during the Due Period in which such Timeshare Loan became a Defaulted Timeshare Loan, the Originator shall have the option, but not the obligation, to purchase the Defaulted Timeshare Loan at a purchase price equal to the Repurchase Price; provided, however, that the option to purchase a Defaulted Timeshare Loan pursuant to this Section 6(c) is limited on any date to the Optional Purchase Limit.  If the Originator shall purchase Defaulted Timeshare Loans as provided herein, the Originator shall deposit the related Repurchase Price, in the Collection Account as set forth in Section 4.5(e) of the Indenture.

(d)            Optional Purchase of Force Majeure Loans.  If a Force Majeure Event occurs at a Resort, the Originator shall have the option, but not the obligation, to purchase the related Force Majeure Loans in the Timeshare Loan Pool, so long as such Timeshare Loans have not become Defaulted Timeshare Loans.  The Originator will have the option to purchase a Force Majeure Loan at the Force Majeure Purchase Price; provided, however, that (i) the Originator’s option to purchase a Force Majeure Loan is limited on any date to the Force Majeure Purchase Limit and (ii) the Originator shall have the right to exercise such purchase option for a Force Majeure Loan only if the related Force Majeure Purchase Price equals or exceeds the Loan Balance of such Force Majeure Loan as of the date of such purchase, plus all accrued and unpaid interest thereon.

(e)            Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Originator hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices, Force Majeure Purchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Securitization Indenture Trustee to be deposited in the Collection Account on the related Transfer Date in accordance with the provisions of the Indenture.  In the event that more than one Timeshare Loan is substituted pursuant to Section 6(a) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

(f)             Schedule of Timeshare Loans. The Issuer hereby directs and the Originator hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted to provide the Issuer and the Securitization Indenture Trustee with an electronic supplement to Schedule III hereto and the Schedule of Timeshare Loans reflecting the removal, substitution and/or other addition of such Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

(g)            Qualified Substitute Timeshare Loans. On the related Transfer Date, the Issuer hereby directs and the Originator hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files of the related Qualified Substitute Timeshare Loans to the Securitization Indenture Trustee or to the Securitization Custodian, at the direction of the Securitization Indenture Trustee, on the related Transfer Date in accordance with the provisions of the Securitization Indenture.  As of such related Transfer Date, the Originator does hereby transfer, assign, sell, contribute and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Originator’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Issuer on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loans, and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing.  Upon such sale and/or contribution, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon since the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(g) shall immediately vest in the Issuer, its successors and assigns.  The Originator shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than consolidated financial and federal and state income tax reporting.  The Originator agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement.

(h)            Officer’s Certificate.  The Originator shall, on each related Transfer Date, certify in writing to the Issuer and the Securitization Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Securitization Custodian, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Securitization Servicer.

(i)             Release.  In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Issuer and the Securitization Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by the Originator, in each case, without recourse, as shall be necessary to vest in the Originator or its designee (or to evidence the vesting in such Person of) the legal and beneficial ownership of such released Timeshare Loans.  The Issuer shall cause the Securitization Indenture Trustee to cause the Securitization Custodian to release the related Timeshare Loan Files to the Originator or its designee and the Securitization Servicer to release the related Timeshare Loan Servicing Files to the Originator or its designee.

(j)             Sole Remedy.  It is understood and agreed that the obligations of the Originator contained in Section 6(a) to cure a material breach, or to repurchase or substitute related Defective Timeshare Loans and the obligation of the Originator to indemnify pursuant to Section 8 shall constitute the sole remedies available to the Issuer or its subsequent assignees for the breaches of any of its representations or warranties contained in Section 5, and such remedies are not intended to and do not constitute “credit recourse” to the Originator.

SECTION 7.           Additional Covenants of the Originator.

(a)            The Originator hereby covenants and agrees with the Issuer as follows:

(i)             It shall comply with all applicable laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(ii)            It shall preserve and maintain for itself its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity of enforceability of the Timeshare Loans.

(iii)           On or prior to the Closing Date or a Transfer Date, as applicable, it shall indicate in its and any applicable Affiliate’s computer files and other records that each Timeshare Loan has been sold to the Issuer.

(iv)           It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan.

(v)            On or prior to the Closing Date, it shall file at its own expense financing statements with respect to the Transferred Assets transferred hereunder, naming the Originator as debtor and naming as secured parties the Issuer and the Securitization Indenture Trustee on behalf of the Securitization Noteholders, in the form and manner reasonably requested by the Issuer.  It shall deliver file-stamped copies of such financing statements to the Issuer and the Securitization Indenture Trustee on behalf of the Securitization Noteholders.

(vi)           It agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Securitization Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale or contribution of the Timeshare Loans, or to enable the Issuer or the Securitization Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage.

(vii)          Any change in its legal name and any use by it of any tradename, fictitious name, assumed name or “doing business as” name occurring after the Closing Date shall be promptly disclosed to the Issuer and the Securitization Indenture Trustee in writing.

(viii)         Upon the discovery or receipt of notice by a Responsible Officer of it of a breach of any of its representations or warranties and covenants contained herein, it shall promptly disclose to the Issuer and the Securitization Indenture Trustee, in reasonable detail, the nature of such breach.

(ix)            In the event that it shall receive any payments in respect of a Timeshare Loan after the Closing Date or Transfer Date, as applicable (including any insurance proceeds that are not payable to the related Obligor), it shall, within two (2) Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.

(x)             It will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at its address listed herein.

(xi)            In the event that it or the Issuer or any assignee of the Issuer should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan from it to the Issuer, on written demand by the Issuer, or upon it otherwise being given notice thereof, it shall pay, and otherwise indemnify and hold the Issuer, and any subsequent assignee harmless, on an after-tax basis, from and against any and all such transfer taxes.

(xii)           It authorizes the Issuer and the Securitization Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without its signature where permitted by law.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

(xiii)          It shall not prepare any financial statements or other statements (including any tax filings) which shall account for the transactions contemplated by this Agreement in any manner other than as the sale of, or a capital contribution of, the Timeshare Loans, Timeshare Properties, Related Security and other conveyed property related thereto and additional collateral by it to the Issuer.

SECTION 8.            Indemnification.

(a)            The Originator hereby agrees to indemnify the Issuer, the Securitization Indenture Trustee, the Securitization Noteholders and the Initial Purchaser (collectively, the “Indemnified Parties”) against any and all claims, losses or liabilities (including reasonable legal fees and related costs) that the Issuer, the Securitization Indenture Trustee, the Securitization Noteholders or the Initial Purchaser may sustain directly related to any breach of the representations and warranties and covenants of the Originator under Section 5 hereof (the “Indemnified Amounts”) excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Originator for a related Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof; or (iv) income or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans.  The parties hereto shall (A) promptly notify the other parties hereto, the Securitization Indenture Trustee, and the Initial Purchaser if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (1) the failure by the Originator to perform its duties in accordance with the terms of this Agreement or (2) a breach of the Originator’s representations, covenants or warranties contained in this Agreement, (B) assume (with the consent of the Issuer, the Securitization Indenture Trustee, the Securitization Noteholders or the Initial Purchaser, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including legal counsel fees and (C) promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Issuer, the Securitization Indenture Trustee, the Securitization Noteholders or the Initial Purchaser in respect of such claim.  If the Originator shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Originator.

(b)            The obligations of the Originator under this Section 8 to indemnify the Issuer, the Securitization Indenture Trustee, the Securitization Noteholders and the Initial Purchaser shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

SECTION 9.           No Proceedings.  The Originator hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Securitization Notes issued by the Issuer.

SECTION 10.         Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

Issuer

Silverleaf Finance VII, LLC
1221 Riverbend Drive, Suite 274
Dallas, Texas 75247
Attention: Harry J. White, Jr., Chief Financial Officer
Telecopier: 214-631-4981

Originator

Silverleaf Resorts, Inc.
1221 Riverbend Drive, Suite 120
Dallas, Texas  75247
Attention: Robert E. Mead, Chief Executive Officer
Telecopier: 214-905-0519

SECTION 11.         No Waiver; Remedies. No failure on the part of the Issuer, the Securitization Indenture Trustee or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

SECTION 12.         Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Originator, the Issuer and their respective successors and assigns.  Any assignee shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement.  The Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Issuer and any assignee thereof.  The Issuer may, and intends to, assign all of its rights to the Securitization Indenture Trustee on behalf of the Securitization Noteholders, and the Originator consents to any such assignments.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Section 5, and the cure, repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement, but such rights and remedies may be enforced only by the Issuer and the Securitization Indenture Trustee.

SECTION 13.         Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Originator from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Securitization Indenture Trustee on behalf of the Securitization Noteholders is given and confirmation from the Rating Agency that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to a Class of Notes is received.  The Issuer shall provide or cause to be provided to the Securitization Indenture Trustee and the Rating Agencies any such proposed modifications, amendments or waivers.  Any waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No consent to or demand by the Originator in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances.  The Originator acknowledges that in connection with the intended assignment by the Issuer of all of its right, title and interest in and to each Timeshare Loan to the Securitization Indenture Trustee on behalf of the Securitization Noteholders, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer, in part, to purchase the Timeshare Loans hereunder.

SECTION 14.         Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.  Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale or contribution, notwithstanding the otherwise applicable intent of the parties hereto, and the Originator shall be deemed to have granted to the Issuer as of the date hereof, a first priority perfected security interest in all of the Originator’s right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

SECTION 15.          GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(B) THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID.  THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE PARTIES TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(C) SILVERLEAF AND ISSUER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE ORIGINATOR AND ISSUER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE OR EXIST.  THE ORIGINATOR AND ISSUER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE ORIGINATOR AND ISSUER.

SECTION 16.          Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 17.          Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

Very truly yours,

SILVERLEAF FINANCE VII, LLC, as Issuer

By:	/S/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Vice President, Treasurer and Chief
Financial Officer

SILVERLEAF RESORTS, INC.

By:	/S/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer

List of Exhibits and Schedules to Agreement Not Filed Herewith:

Schedule I – Additional Representations and Warranties of Originator
Annex A – Standard Definitions (filed as Exhibit 10.2)
Schedule II – Exceptions
Schedule III – Schedule of Timeshare Loans
Exhibit A – ACH Form

[Signature Page to Transfer Agreement]